Exhibit 10.22
Execution Copy

1 City Centre Drive Suite #300 Mississauga, ON L5B 1M2	Telephone:	(905) 275-6600
	Fax:	(905) 615-8128
www.gwlra.com

February 11, 2019
MedAvail Technologies Inc
c/o CBRE Limited
5935 Airport Road, Suite 700
Mississauga, ON
L4V 1W5
Attention: John Potter
Dear John:

Re:
Lease dated August 13, 2012 (as amended from time to time) (the “Lease”)
For Unit 1 consisting of approx. 16,595 square feet (the “Premises”)
Located at 6665 Millcreek Drive, Mississauga, ON L5N 5M4 (the “Building")

Pursuant to the Industrial Lease dated August 13, 2012 (the "Existing Lease”) made between The Great-West Life Assurance Company and 801611 Ontario Limited (collectively, the “Landlord”) and MedAvail Technologies Inc. (formerly Novarex Canada Inc.) (the "Tenant"), the Tenant leased from the Landlord certain premises designated as Unit 1 comprising a rentable area of approximately 16,595 square feet located on the ground floor of the building known municipally as 6665 Millcreek Drive, Mississauga, Ontario, outlined below are the terms and conditions for an extension of the Term of the Lease for the Premises (the “Offer”):
1.LANDLORD: The Great-West Life Assurance Company and 801611 Ontario Limited (the "Landlord")
2.TENANT: MedAvail Technologies Inc. (the “Tenant”)
3.EXTENSION OF TERM: The Term shall be extended for a period of two (2) years commencing on December 1, 2019 (the “Effective Date”) and ending on November 30, 2021 (the “Extension of Term”).
Except as otherwise included herein, the Tenant acknowledges that it has no further options to renew the Lease or extend the Term.
4.BASE RENT: The Base Rent shall be calculated in accordance with the Lease at the following annual rates per square foot of the Rentable Area of the Premises:
From December 1, 2019 to November 30, 2021 the rate of $9.25 per square foot
Unless otherwise required by the Landlord, the Tenant will pay to the Landlord all monthly instalments of Base Rent and Additional Rent, plus applicable taxes, required to be paid by the Tenant under the Lease, in advance, as per the Existing Lease.
5.DEPOSIT: Within 2 business days of the unconditional acceptance of this Offer, the Tenant shall pay to the Landlord the sum of $2,637.11 to be held by the Landlord, together with the Tenant’s existing deposit in the amount of $20,490.79, without interest, as a security deposit in respect of the Tenant's obligations under this Offer and the Lease. If the Tenant complies with all of its obligations under the Lease, the Landlord shall refund the security deposit within a reasonable time after the expiry of the Term or any renewal or extension thereof. In the event of any renewal or extension of the Term, the Tenant covenants and agrees to pay to the Landlord an amount necessary to increase the security deposit to an amount equal to the aggregate of 1 month Base Rent for the last year of the renewal or extension term plus 1 months estimated Additional Rent for the calendar year in which the extension or renewal term occurs.
6.CONDITION OF PREMISES: The Tenant shall accept the Premises "as is, where is" in their state and condition existing at the Effective Date.
The Landlord will, at its expense, complete the Landlord’s Work, if any, in accordance with the attached Schedule A.
The Tenant will, at its expense, complete the Tenant’s Work in accordance with the attached Schedule A.
7.LEASE AMENDMENTS: Save as expressly provided to the contrary in this Offer, reference to any rights to early occupancy, rent free periods or requirement on the Landlord's part, set out in the Lease, to perform any work or to pay to the Tenant any construction allowance, inducement, loan or other amount in connection with the Lease or improvements installed in the Premises shall not apply to the Extension of Term, such rights being deemed to have expired with the expiry of the initial Term of the Lease. Without limiting the generality of the foregoing, the following provisions shall be deleted from the Lease: Rent free/ Allowance.
8.DOCUMENTATION: The Tenant will execute a lease extension and amending agreement, prepared by the Landlord, incorporating the provisions of this Offer within 7 business days after receipt thereof, or within such reasonable time period as agreed upon by the Landlord and Tenant, prior to the Effective Date, failing which, this Offer shall be null and void at the Landlord's sole option. Save and except as set out in this Offer, all other terms and conditions of the Lease shall continue to apply and remain in full force and effect, including, without limitation, any reference in the Lease to generally accepted accounting principles, which shall refer to accounting practices generally accepted in the real estate industry in Canada. The Tenant will, upon request, execute concurrently with the execution of the lease extension and amending agreement, an attornment agreement required by the Landlord’s lenders, if any.
Upon execution of the lease extension and amending agreement, all provisions contained in this Offer shall merge with the existing Lease, as extended and amended, such that the existing Lease, as extended and amended, will supersede this Offer and all previous negotiations, brochures and information conveyed, whether oral or in writing between the parties or their representatives.
9.NO REPRESENTATIONS, ETC.: No agreement, representations, warranties or conditions relating in any way to the Premises, the Building, other tenants or prospective tenants or the contents of this Offer have been made except as are expressly set out herein or in the Lease. The Tenant acknowledges that no indemnities of the Landlord in favour of the Tenant have been given under this Offer and any indemnities of the Landlord in favour of the Tenant given under the Lease will not apply during the Extension of Term or be restated under the lease extension and amending agreement, such indemnities being deemed to have expired with the expiry of the initial Term of the Lease. Should the Premises or the Building be identified as having asbestos containing materials present which require abatement pursuant to applicable laws, the same will be conducted in accordance with the Building’s Asbestos Management Plan (“AMP”). If an AMP for the Building is required pursuant to applicable laws, a copy will be made available for the Tenant's inspection on request.
10.ACKNOWLEDGEMENT OF AUTHORITY: GWL Realty Advisors Inc. (“GWLRA”) has executed this

Offer on behalf of the Landlord. The covenants and agreements hereunder are the obligations of the Landlord only and are not obligations personal to or enforceable against GWLRA.
11.SCHEDULES: Schedules A, B, C shall form a part of this Offer.
12.CONDITIONS: This Agreement shall be conditional in favour of the Landlord for a period of 10 business days following the date of acceptance hereof by all parties and the receipt of all required financial information, upon the Landlord:
(a)obtaining final approval of the terms and conditions of this Offer from the Landlord’s approval committee, in its sole, absolute and subjective discretion;
(b)reviewing and being satisfied with, in its sole, absolute and subjective discretion, the credit and financial information of the Tenant;
(c)obtaining any required approval from its lenders;
(d)obtaining satisfactory waivers from any tenant or other occupant of the Building with existing rights in respect of the Premises; and
(e)completion by the Tenant of the Landlord's Environmental Assessment Form and the Landlord being satisfied, in its sole, absolute and subjective discretion, that the Tenant's occupancy and use of the Premises shall not have any detrimental environmental impact on the Building.
These conditions are for the sole benefit of the Landlord and may be waived by the Landlord at any time provided that if the Landlord does not notify the Tenant of the waiver or satisfaction of the foregoing conditions within the stipulated period, this Offer shall be null and void and the Tenant shall surrender the Premises and deliver up vacant possession thereof to the Landlord in accordance with the terms of the Lease, the Landlord shall return any deposit monies delivered pursuant to this Offer and neither party will have any further liability to the other hereunder.
So that the Landlord may make an informed decision in respect of the condition set out under subparagraph (b) and (e), the Tenant shall submit, immediately upon acceptance hereof by the Tenant, all information required by the Landlord in order for the Landlord to make a proper assessment of the Tenant, including the information requested in the form(s) attached as Schedule B and Schedule C.
Tenant’s Conditions: This Agreement shall be conditional in favour of the Tenant for a period of 7 business days following the date of acceptance hereof upon the Tenant obtaining final approval in respect of the business and financial terms herein from the Tenant’s approval committee. This condition is for the sole benefit of the Tenant and may be waived by it at any time provided that if the Tenant does not notify the Landlord of the waiver or satisfaction of the foregoing condition within the stipulated period, this Agreement shall be null and void and neither party will have any further liability to the other hereunder.
13.NOTICES: All written communication to be given or made under this Offer shall be either personally delivered or sent by registered mail postage prepaid, except in cases of an actual or threatened postal disruption, as well as by electronic mail, to the parties at the addresses set out below. The time of giving such written communication shall be: (i) if delivered, when delivered in person, (ii) if mailed, on the 3rd business day after the date of mailing, and (iii) if sent by electronic mail, provided the email is received prior to 5:00 p.m. on a business day, the day upon which the email is sent, failing which, the next business day.

Tenant:	MedAvail Technologies Inc.

c/o CBRE Limited 5935 Airport Road, Suite 700 Mississauga, ON L4V 1W5 Attention: John Potter;

Landlord:	c/o GWL Realty Advisors Inc. 1 City Centre Drive, Suite 300 Mississauga, ON L5B 1M2 Fax: 905-615-8128 Attention: Leasing Department.
All other communications shall be given or made in accordance with the Lease.
14.BROKERS: The parties acknowledge that: (a) CBRE Limited represents and owes a fiduciary duty to the Tenant in connection with this Offer but shall be compensated by the Landlord; (b) GWL Realty Advisors Inc. is a registered broker who represents and owes a fiduciary duty to the Landlord in connection with this Offer; and (c) the brokers have recommended that the parties obtain advice from their respective legal counsel prior to signing this Offer. The Landlord and the Tenant further acknowledge that the information provided by the brokers is not to be construed as expert legal or tax advice and the parties are cautioned not to rely on that information as such.
15.TIME OF ESSENCE: Time will be of the essence of this Offer.
16.CAPITALIZED TERMS: Unless specifically defined herein, all capitalized terms will have the meaning given to them in the Lease, as extended and amended by the lease extension and amending agreement.
17.CONFIDENTIALITY: The Tenant acknowledges that the contents of this Offer and all information obtained by Tenant in relation to the Premises, the Building, the Landlord or its manager, are strictly confidential, and the Tenant covenants not to disclose to any person, not allow disclosure of same, to any third party, except its professional advisors, in their capacity as such (in which case Tenant shall obtain a similar covenant of confidentiality from such advisors) or as may otherwise be required by law.
18.SEVERABILITY: Should any provision of this Offer be or become invalid, void, illegal or not enforceable, such provision shall be considered separate and severable from this Offer and the remaining provisions shall remain in force and be binding upon the parties hereto as though such provision had not been included.
19.TELECOMMUNICATIONS: The Tenant may, at its own expense, utilize a telephone or other telecommunications service provider of its choice, with the Landlord's prior written consent, which consent may not be unreasonably withheld, and provided the service provider executes the Landlord's standard form of license agreement (a copy of which is available upon request). All telecommunication cables and wiring installed in the Premises or Building by the Tenant (or on the Tenant's behalf) shall be properly tagged upon installation at both ends, including the Tenant's name and Unit/Suite number and, the Tenant shall, at its expense prior to the expiration of the Term, remove all telecommunication cables and wiring installed by the Tenant (or on the Tenant's behalf) in the Premises and Building.
20.MARKETING: Publication or use by the Landlord, or its representatives, of any photograph, print, video or film of the Building, Premises or Lands, for advertising or promotion of same, and which show the Tenant’s trade names, trademarks, logos or other identifying marks (the “Marks”), shall be deemed not to infringe any Tenant’s rights in respect of such Marks, and shall not require Tenant’s consent to use of the Marks nor entitle the Tenant to any compensation therefor.

21.REDEVELOPMENT/DEMOLITION: As per the Existing Lease.
This Offer is open for acceptance by the Tenant until 5:00 p.m. on February 20th, 2019 after which it shall be null and void and of no further force or effect.

Yours truly,

GWL REALTY ADVISORS INC. as agent and on behalf of The Great-West Life Assurance Company and 801611 Ontario Limited

/s/ Shannon King
Shannon King Leasing Manager Direct Dial: 905-361-2273

The foregoing is agreed and accepted this 21 day of February , 2019 .

TENANT: MEDAVAIL TECHNOLOGIES INC.

Per:	/s/ LORI VALENTINI
Name:	LORI VALENTINI
Title:	VP FINANCE

Per:
Name:
Title:
l/We have authority to bind the company.
Subject to Section 12 hereof, the foregoing is agreed and accepted this 14 day of March , 2019 .

LANDLORD: THE GREAT-WEST LIFE ASSURANCE COMPANY AND 801611 ONTARIO LIMITED by their agent GWL Realty Advisors lnc.

Per:	/s/ JONAS VARRIK
Name:	JONAS VARRIK
Title:	Director, Asset Management

Per:	/s/ PHILIP GUNN
Name:	PHILIP GUNN
Title:	VICE PRESIDENT, ASSET MANAGEMENT
We have authority to bind the company.

SCHEDULE A
LANDLORD’S WORK AND TENANT’S WORK
1.LANDLORD’S WORK
The Landlord is not required to do any work or provide any materials to or in respect of the Premises and the Tenant accepts the Premises in its “as-is, where-is” condition as of the Effective Date
Any costs to the Landlord resulting from the Tenant’s use or layout of, or alterations or changes to, the Premises shall be at the Tenant’s sole cost. All further renovations, alterations or improvements in or to the Premises are the sole responsibility of the Tenant and shall be undertaken and completed at the Tenant's expense and strictly in accordance with the provisions of the Lease and the Landlord's design criteria manual for the Building.
2.TENANT’S WORK
The Tenant will complete, at its sole cost, all work other than the Landlord's Work, if any, within the Premises. All Tenant’s Work prior to and following the Effective Date (the “Tenant’s Work") shall be completed in accordance with this Offer and the Lease and conducted as follows:
(i)In a good and workmanlike manner by contractors approved by the Landlord, acting reasonably, in advance;
(ii)In accordance with professionally prepared plans and specifications approved by the Landlord prior to the commencement of any of the Tenant’s Work and the Landlord’s Design Criteria Manual for the Building. It is understood and agreed that the Landlord may withhold or condition its consent in its sole discretion if any work to be performed by the Tenant may affect the exterior aesthetics, structure, or the electrical, mechanical, lighting, heating, ventilating, air-conditioning, sprinkler, fire protection or any life-safety systems of the Building, and any such work, if approved by the Landlord, shall be performed at the Tenant's cost, by contractors designated by the Landlord;
(iii)So as not to disturb or add to the Premises, Building or Lands any hazardous building materials, defined and regulated as Designated Substances under the Occupational Health and Safety Act, or any other hazardous substances designated as such under applicable legislation. Any Tenant’s Work that may impact friable or non-friable asbestos is to be handled in accordance with the procedures directed by the Landlord;
(iv)If the Landlord and Tenant are performing work within the Premises at the same time, the Tenant's contractors shall be subordinate to the Landlord's general contractor as required by applicable law and any additional associated cost to the Landlord shall be borne by the Tenant; and
(v)The Tenant shall be responsible for obtaining all necessary permits and licenses, including close-out documents, from governmental authorities with respect to the Tenant’s Work.
The Tenant shall pay: (A) all reasonable fees charged by the Landlord or its representatives or consultants in connection with (i) the Landlord's review of the Tenant's plans and specifications, and (ii) the Landlord's supervision of the Tenant's Work, and (B) all costs related to (i) building services provided during construction of the Tenant’s Work (including but not limited to elevator access, utility consumption and garbage removal) and (ii) loading the Tenant's “as-built” drawings into the Landlord's plan management database (the “Additional Charges”). If the Tenant elects to use the Landlord's project manager or construction manager (the “PM”) as its project manager for the Tenant’s Work, the Tenant shall pay, in addition to the Additional Charges, a co-ordination fee to the PM at a commercially competitive rate. The Tenant shall ensure that there are no liens registered or claimed with respect to any part of the Tenant's Work.
3.REPAYMENT OF ARREARS: The Tenant has failed to pay Base Rent and Additional Rent due under the Lease totalling $15,672.15 as of December 17th, 2018 (the "Arrears”) inclusive of applicable HST. The Arrears shall be repaid to the Landlord in 2 equal installments in the amount of $7,836.08 payable on or before April 30th, 2019 and the amount of $7,836.08 on or before August 31, 2019 (the "Repayment Amount"). The payments shall be made by certified cheque. If the Tenant is in default of any of its obligations under this Agreement or the Lease, the remainder of the Arrears and all other amounts payable under this Agreement and the Lease shall immediately become due and payable. The Tenant hereby waives, releases and surrenders all of its rights, claims and interest in and to any refunds or adjustment credits in respect of amounts paid or payable on account of Additional Rent under the Lease, to which it is now or may become entitled from time to time until such time as the whole of the amount payable under this Section and any and all other arrears of Additional Rent have been recovered by the Landlord.
The Landlord may, at its option, terminate this Agreement immediately in the event:
(i)the Tenant fails to pay any Repayment Amount, Base Rent, Additional Rent, or any other costs and expenses as and when required under this Agreement or the Lease, or if the Tenant defaults in the performance of any of its other obligations under this Agreement or the Lease;
(ii)the Tenant or any officer, director, principal shareholder, employee, agent, associate or affiliate of the Tenant makes any of the terms of this Agreement known to any other person, it being acknowledged by the Tenant that the terms of this Agreement and the concessions granted hereby to the Tenant are highly confidential; or
(iii)the Tenant becomes bankrupt or insolvent or takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or if the Tenant is a corporation and any order shall be made for the winding-up of the Tenant or other termination of the corporate existence of the Tenant, or if any other situations arise which have the effect of changing the business relationship between the Tenant and the Landlord.
In the event the Landlord elects to terminate this Agreement as provided in this Section, or upon the occurrence of the event of any monetary or other default by the Tenant under this Agreement or the Lease at any time during the Term, whether or not the Landlord elects to terminate the Agreement, the remainder of the Arrears plus applicable taxes and interest under the Lease shall immediately become due and payable in addition to any other rights and remedies available to the Landlord under the Lease or at law and the Landlord will be entitled to exercise all of its rights and remedies in respect of any amounts due in accordance with the terms of the Lease as they exist in the absence of this Agreement.
4.  OPTION TO EXTEND: Provided the Required Conditions have been met, the Tenant will have a nontransferable right to extend the Term for one (1) period of two (2) years, upon written notice given to the Landlord at least nine (9) months but not more than twelve (12) months prior to the expiry of the initial Term, failing which this option to extend and any subsequent option to extend shall be null and void. Upon exercising any option to extend, the Tenant shall have no further right to the extension option so exercised. Base Rent payable during the extension term shall be based upon the then-prevailing fair market net rental for similar premises similarly located,provided that in no event shall the annual Base Rent be less than the Base Rent payable by the Tenant on a per square foot basis in the last year of the initial then-current Term. If the parties cannot agree on the Base Rent payable during the extension term by no later than six 6 months prior to the expiry of the initial Term, the within option shall be null and void and of no effect.
5.  EXISTING LEASE:
All other terms and conditions of the Existing Lease, including any and all amendments, shall remain in full force and effect.
6.  LEGAL ADVICE:
The parties to this Agreement acknowledge that CBRE Limited has recommended that they obtain advice from their Legal Counsel prior to signing this document. The parties further acknowledge that no information provided by CBRE Limited is to be construed as expert legal or tax advice.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

SCHEDULE B

Request Form
Requested by:
1 City Centre Drive, Suite #300 Mississauga, Ontario L5B 1M2 Tel: (905) 275-6600 Fax: (905) 615-8128

Project:

Corporation/Business Name:	MEDAVAIL TECHNOLOGIES INC

Address:				6665 MILLCREEK DRIVE, UNIT 1

City/Town:	MISSISSAUGA	Province:		Postal Code:	L5N 5M4	Tel:	905 812 -0023

Is Company Incorporated or Limited? ☐ Yes ☐ No			Date of Incorporation:		2012-07-27		Province:

GST #:	PST #:		HST #:	801036088 2501		NAICS Code:

Signing Authority for Lease:	LORI VALENTINI			Title:		VP FINANCE

Email Address:	LVALENTINI@MEDAVAIL.COM

Individual:
Adress:						Tel:
City/Town:				Province:	Postal Code:	Do you own? ☐ Yes ☐ No
Date of Birth:				SIN:	Drivers Licence #:

	MM	DD	YY

*	Bank:		Bank:
	☐ Personal Account	☑ Business Account	☐ Personal Account	☐ Business Account
	Address:		Address:
	Transit #:	Account #:	Transit #:	Account #:
	Account Manager:		Account Manager:

	Landlord:		Can we contact Landlord? ☐ Yes ☐ No
	Address:			Tel:

*	Credit/Supplier:		Credit/Supplier:
	Address:		Address:
	Tel:	Contact:	Tel:	Contact:

*	Credit/Supplier:		Credit/Supplier:
	Address:		Address:
	Tel:	Contact:	Tel:	Contact:

I/We understand that this information and form is given to assist you in analyzing our situation and to help you ascertain the possibility of such an agreement. The undersigned hereby declares that the above statements are true in substance and in fact. In connection with my/our application for credit, I/we hereby take notice that the services of credit reporting agencies will be obtaining bank reference information, including account balances and other credit information on behalf of GWL Realty Advisers Inc. and may be referring to a consumer report respecting me/us containing personal information and/or credit information and I/we hereby consent, thereto and to the disclosure of such information to other credit grantors or consumer reporting agency. And furthermore, I/we are agreeable to the Landlord obtaining subsequent credit information throughout the duration of the Lease.
	Date:	Feb 20, 2019

	Name (print):	LORI VALENTINI	Signature:	/s/ LORI VALENTINI
*SEE ATTACHED CREDIT APP

SCHEDULE C
ENVIRONMENTAL ASSESSMENT FORM

Tenant Name:	MEDAVAIL TECHNOLOGIES INC

Tenant Representative:	GEORGE BURROWS

Leasing Agent:	JOHN POTTER

Leasing Identification Number:

Date of Completion: (yyyy/mm/dd)	2019/02/20

1.	Has the proposed tenant ever previously occupied a building owned by this owner?		Yes	No

✓

2.	Does the proposed tenant's business involve the use, storage and/or resale of any hazardous materials?		Yes	No

✓

3.	Will the proposed tenant's business use process equipment requiring permits or certificates of approval to operate (such as exhaust equipment, waste water treatment equipment, petroleum storage tanks)?		Yes	No

✓

4.	Can the proposed tenant's business be classified as any of or similar to the following:		Yes	No

	4.1	Retail fuel station?		✓

	4.2	Automotive or truck repair facility?		✓

	4.3	Commercial printing or painting?		✓

	4.4	Solvent based dry cleaning?		✓

	4.5	Photo developing laboratory?		✓

	4.6	Junkyard/landfill?		✓

	4.7	Waste processing or recycling facility?		✓

	4.8	Waste treatment, storage or disposal operation?		✓

	4.9	Medical or dental facility?		✓

5.	Will the proposed tenant's business require them to install aboveground or underground storage tanks (Chemical or Petroleum) on the property or in their tenant space?		Yes	No

✓

6.	Will the proposed tenant's business require them to install any sumps, pits, floor trenches, oil/water separators, or other subsurface facilities?		Yes	No

✓

7.	Will the proposed tenant's business operations require them to have emergency response procedures related to spills, incidents, exposures, or other releases of chemicals?		Yes	No

✓

8.	Will the proposed tenant's business use, store, sell or manufacture any hazardous materials controlled under the Workplace Hazardous Materials Information System (WHMIS) regulations such as:				Yes	No

	8.1	Flammable/Combustible Materials (such as gasoline, propane)?				✓

	8.2	Compressed Gases (such as oxygen, acetylene)?				✓

	8.3	Dangerously Reactive Materials (such as butadiene, sodium cyanide)?				✓

	8.4	Oxidizing Materials (such as nitrates, inorganic pesticides)?				✓

	8.5	Poisonous Substances (such as acids, caustics, gasoline)?				✓

	8.6	Toxic Materials (such as lead, benzene)?				✓

	8.7	Corrosive Substance (such as battery acids, caustic cleaners)?				✓

	8.8	Biohazardous Materials (such as contaminated blood, medical waste, sharps (needles))?				✓

9.	Will the proposed tenant's business generate any hazardous waste (solid, liquid, or gas) that will require special disposal?				Yes	No

✓

10.	Will the proposed tenant be bringing any equipment onto the property that contains hazardous material such as:				Yes	No

	10.1	PCBs (old transformers, capacitors, or switching gear)?				✓

	10.2	Ozone depleting substances (air conditioners, coolers, refrigerators, halon fire extinguishers, etc)?				✓

	10.3	Asbestos?				✓

	10.4	Lead?				✓

	10.5	Other Designated Substances?				✓

11.	Will the proposed tenant's business use, sell, or manufacture pesticides?				Yes	No

✓

NOTES:

Date this		20	Day of	FEBRUARY	20	19.

LORI VALENTINI, VP FINANCE
And	MEDAVAIL TECHNOLOGIES INC.

/s/ LORI VALENTINI
I/We have authority to bind the Corporation